FOR IMMEDIATE RELEASE

Contact: Ray Pellecchia 908-546-7447

ray@zitopartners.com

Healthcare Corporation of America Revenue

Increases 110% in the First Quarter of 2013 Year-Over-Year

DENVILLE, N.J. (May 15, 2013) — Healthcare Corporation of America (OTCBB: SWCAL), a pharmacy-benefit management company, today reported revenues of $11.96 million in the first quarter ended March 31, 2013, compared with revenues of $5.68 million in the same quarter a year ago.

Gross profit for the first quarter of 2013 rose 49% to $1.36 million, compared with $0.91 million in the first quarter of 2012. HCCA reported a net loss in the first quarter of 2013 of $1.9 million, compared with a net loss of $0.38 million in the comparable period a year ago.

Adjusted EBIDTA, which is earnings before interest, depreciation and amortization, taxes and stock-based compensation and one-time charges, was a loss of $0.93 million in the first quarter of this year, compared with a loss of $0.32 million in the first quarter of 2012. A discussion of Adjusted EBITDA and a reconciliation of net loss to it is included in the tables below.

Operating expenses rose to $2.84 million in the first quarter of this year, compared with $1.28 million in the first quarter of 2012. The increase in operating expenses is largely due to higher expenses incurred as HCCA ramped up its staff to support the growth of its business.

The results are for the last quarter before HCCA became a public company through its acquisition by Selway Capital Acquisition Corp. on April 10.

“These results show Healthcare Corporation of America continues to capitalize on the growth in the healthcare market,” said Gary Sekulski, chairman and chief executive of HCCA. “Since the end of our first quarter, HCCA has transformed itself into a public company. Now, we are focused on continuing to execute our financial plan for our public shareholders while continuing to service and expand our customer base.”

During the quarter, nine new customers began receiving services from HCCA, with aggregate estimated annual revenue of $9 million. Six of these customers came thanks to a partnership with a third-party healthcare management company.

Currently, the company is heavily engaged in signing new business and renewing customers for the balance of this year. Many of our customers renew or sign new contracts that commence on July 1. So far, both the number and average size of new business proposals are tracking well above where they were a year ago.

“We are getting a very positive response from the marketplace,” Mr. Sekulski said. “Our customer service, transparent pricing and growing reputation in the market have combined to give us some very positive reception from potential customers.”

The transaction with Selway, which made HCCA a public company, has also strengthened the company’s balance sheet. “On a pro forma basis, the transaction allowed us to eliminate $6 million of our debt and gave us more than $5 million in cash on the balance sheet,” Mr. Sekulski said. “That is a clear sign to our investors and customers that we are a strong and growing player in the PBM market.”

Conference Call Information

Company management will host a conference call for analysts and investors on Thursday, May 16, 2013, at 9:00 a.m. Eastern Time to discuss HCCA's business highlights.

Analysts and investors can participate in the call by dialing (605) 562-3000, access code 945199. Participants are encouraged to call in five minutes prior to the call's scheduled start time. A replay of the call subsequently will be available on HCCA’s website at www.hccarx.com. There will be no question-and-answer session with management during this call. Q&A will be available beginning with the second quarter’s conference call later this year.

About Healthcare Corporation of America

Based in Denville, N.J., Healthcare Corporation of America (http://www.hccarx.com) is a rapidly growing pharmacy-benefit manager, or PBM. Its mission is to reduce prescription drug costs for clients while improving the quality of drug care. HCCA administers prescription-drug benefit programs for employers ranging from commercial clients of various sizes and industries to business associations and trade groups, as well as local government entities, labor unions, charitable and non-profit organizations, and third-party administrators of self-insured benefit plans. The company operates in the marketplace under the name of its subsidiary, Prescription Corporation of America, or PCA.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the combined company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The combined company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the combined company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the combined company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the combined company does not assume a duty to update these forward-looking statements.

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Statement of Operations

Unaudited

	Three months	Three months
	Ended	Ended
	March 31, 2012	March 31, 2013

Sales	$5,677,089	$11,961,723

Cost of Sales	$4,767,120	$10,605,500

Gross Profit	$909,969	$1,356,223

General and administrative expenses:
Wages and taxes	$549,242	$862,532
Stock based compensation		$480,000
Commissions	$243,512	$443,848
Advertising and marketing	$10,556	$24,449
Legal and professional	$125,384	$416,471
Computer and internet	$1,152	$20,733
Travel and entertainment	$26,476	$102,956
Insurance	$157,657	$261,573
Office and postage	$33,388	$62,137
Rent	$57,905	$50,919
Depreciation and amortization	$51,428	$74,693
Other office and miscellaneous	$25,454	$43,577
Total operating expenses	$1,282,154	$2,843,888
Income/(Loss) from operations	$(372,185)	$(1,487,665)

Other income (expense):
Interest income		$84
Interest (expense)	$(6,179)	$(407,891)
Other (expense)	$(2,915)
Income/(Loss) before taxes	(381,279)	$(1,895,472)

Provision/(credit) for taxes on income	-	-
Net Income/(loss)	$(381,279)	$(1,895,472)

Basic earnings/(loss) per common share	$(0.01)	$(0.05)

Weighted average number of shares outstanding (1)	38,939,909	40,250,009

(1) Shares outstanding represent those prior to the merger with Selway

Non-GAAP Financial Measures

HCCA defines Adjusted EBITDA as earnings before interest taxes depreciation and amortization as well as stock based compensation and one-time, non-recurring items.

HCCA reports Adjusted EBITDA because it is a measure used by management to evaluate HCCA’s operational results and because HCCA believes it will be helpful to stockholders to understand how management evaluates HCCA’s performance. This measure does not have any standardized meaning prescribed by U.S. GAAP and therefore is unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as an alternative to measures of financial performance or changes in cash flows calculated in accordance with U.S. GAAP.

A reconciliation from net income to adjusted EBITDA is as follows:

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2013

Net Income	$(381,279)	$(1,895,472)

+ Taxes	-	-

+ Interest	$9,094	$407,807

+ Depreciation & Amortization	$51,428	$74,693

EBITDA	$(320,757)	$(1,412,972)

+ Stock Based Compensation	-	$480,000

Adjusted EBITDA	$(320,757)	$(932,972)

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Unaudited

	March 31, 2012	March 31, 2013

Cash flows from operating activities:
Net income (loss)	$(381,279)	$(1,895,472)

Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Common stock issued for services		480,000
Depreciation and amortization	$51,428	$74,693
Amortization of capital raising expenses		$172,316
Change in current assets and liabilities:
Accounts receivable	$275,115	$(1,496,198)
Rebates		$(221,432)
Other receivables		$(259,079)
Inventory	$(24,879)	$116,536
Prepaid expenses and other current assets	$(127,000)	$57,743
Other assets
Accounts payable and accrued expenses	$(2,327,035)	$1,031,400
Deferred rent		$(1,415)
Customer deposits	$564,824	$804,698
Net cash flows from operating activities	$(1,968,826)	$(1,136,210)

Cash flows from investing activities:
Purchase of fixed assets, restated	$(31,292)	$(370,411)

Net cash flows from investing activities	$(31,292)	$(370,411)

Cash flows from financing activities:
Proceeds from sale of common stock
Proceeds from notes payable
Redeemable preferred stock
Warrants issued
Redemption of common stock
Proceeds/(payments) from capital leases	$(64,601)	$124,510

Net cash flows from financing activities	$(64,601)	$124,510
Net cash flows	$(2,064,719)	$(1,382,111)

Cash and equivalents, beginning of period	$3,354,385	$1,791,089
Cash and equivalents, end of period	$1,289,666	$408,978

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(43,038)	$(132,339)
Income taxes	-	-

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Balance Sheet

The following unaudited pro forma condensed balance sheet as of March 31, 2013 combines the historical consolidated balance sheet of Selway Capital Acquisition Corporation (the "Company" or "SCAC") as of March 31, 2013, and the balance sheet of Healthcare Corporation of America and Subsidiaries ("HCCA") as of March 31, 2013, under the acquisition method of accounting, giving effect of the exchange of shares between the Company and HCCA. SCAC was the surviving, publicly-traded legal entity, but HCCA was treated as the accounting acquirer due management staying in place and majority of the merged business still being owned by legacy HCCA shareholders.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the business combination, are factually supportable and are expected to have a continuing impact on the combined company’s results.

	Audited / Restated	Unaudited
	December 31, 2012	March 31, 2013

ASSETS
Current assets:
Cash	$1,791,089	$408,978
Accounts receivable	$572,637	$2,068,835
Rebates receivable	$1,323,474	$1,544,906
Other receivable	$40,867	$299,946
Inventory	$573,540	$457,004
Prepaid Loan Fees	$488,229	$315,913
Total current assets	$4,789,836	$5,095,582

Property and equipment,
net of accumulated depreciation, restated	$1,114,055	$1,409,773

Other assets:
Security deposits	$66,131	$66,131
Other	$58,743	$1,000
Total Other	$124,874	$67,131

Total assets	$6,028,765	$6,572,486

LIABILITIES
Current liabilities:
Accounts payable	$4,520,233	$5,445,746
Accrued expenses	$453,057	$537,134
Accrued taxes payable	$11,071	$32,870
Customer deposits		$804,698
Note payable	$4,947,613	$4,947,613
Redeemable preferred stock	$458,800	$458,800
Warrant liability	$518,587	$518,587
Current portion of long term debt	$137,703	$169,745
Total current liabilities	$11,047,064	$12,915,193

Total current liabilities	$11,047,064	$12,915,193

Long term liabilities:
Deferred rent	$64,133	$59,909
Leases payable	$399,382	$494,659

Total long term liabilities	$463,515	$554,568

Total Liabilities	$11,510,579	$13,469,761

STOCKHOLDERS' DEFICIT
Common stock, no par value, 50,000,000 authorized,
37,879,809 and 40,000,009 shares issued and outstanding
	3,556,056	3,936,056
Stock redemption	(100,000)
Accumulated deficit, restated	$(8,937,860)	$(10,833,331)
Total stockholders' equity	$(5,481,804)	$(6,897,275)
Total liabilities and stockholders’ equity	$6,028,775	$6,572,486

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Pro Forma Balance Sheet, as of 3/31/2013

(Reflecting Business Combination with Selway)

Assets

Cash	$5,274,481
Other current assets	$4,204,456
Total Current Assets	$9,478,937

Property and equipment	$1,409,773
Restricted cash held in trust	$8,651,640
Other assets	$70,685

Total Assets	$19,611,035

Liabilities and
Stockholders' Equity

Accounts payable, accrued expenses
and other current liabilities	$7,391,072
Sellers' note payable	$5,349,418	(2)
Management incentive notes payable	$1,671,693	(2)
Redeemable preferred stock	-
Total current liabilities	$14,412,183

Long term debt and other non-current liabilities	$554,568
Warrant liability	$3,360,717
Total long term liabilities	$3,915,285

Total liabilities	$18,327,468

Ordinary shares subject to possible redemption	$8,651,640	(1)
Total Temporary Equity	$8,651,640

Stockholders' equity (deficiency):
Common stock	$380,897
Additional paid in capital	$6,256,848
Stock Redemption	$100,000
Accumulated deficit	$(14,105,817)

Stockholders' equity (deficiency)	$(7,368,072)

Total Liabilities & Stockholders' Equity	$19,611,035

(1) Restricted cash in trust is for the benefit of public shareholders of our redeemable Series B stock. We have filed a Tender Offer related to all these shares, and have reserved cash equal to $10.30 per share to pay these shareholders, should they elect to redeem their shares for cash versus convert to Series C common shares.

(2) Sellers' notes and management incentive notes are related to the business combination with Selway, and these shall be paid from 25% of free cash flow above $2 million. Notes are presented at present value.